UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 26, 2013

ARTHUR J. GALLAGHER & CO.

(Exact name of registrant as specified in its charter)

Delaware	1-9761	36-2151613
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

Two Pierce Place, Itasca, Illinois 60143-3141, (630) 773-3800

(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 25, 2013, the Board of Directors (the “Board”) of Arthur J. Gallagher & Co. (“Gallagher”) increased the number of directors on the Board from 8 to 9 and appointed Sherry S. Barrat as a director of Gallagher, to serve until she stands for election at the 2014 Annual Meeting of Stockholders. Concurrently with her appointment to the Board, Ms. Barrat was appointed to serve on the Compensation Committee of the Board.

Ms. Barrat will receive Gallagher’s standard compensation package for non-employee directors, as described in Gallagher’s proxy statement for its 2013 Annual Meeting of Stockholders in the section entitled “Director Compensation” and incorporated by reference herein.

There are no transactions in which Ms. Barrat has an interest requiring disclosure under Item 404(a) of Regulation S-K. There is no arrangement or understanding between Ms. Barrat and any other persons pursuant to which she was selected as a director.

A press release announcing Ms. Barrat’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

99	Press release, dated July 26, 2013, issued by Arthur J. Gallagher & Co.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Arthur J. Gallagher & Co.

Date: July 26, 2013	/s/ WALTER D. BAY
Walter D. Bay Vice President, General Counsel and Secretary